SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2011

ATLANTIC COAST FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-35072 (Commission File Number)	65-1310069 (I.R.S. Employer Identification No.)

12724 Gran Bay Parkway West, Suite 150, Jacksonville, FL  32258
(Address of principal executive offices)

(800) 342-2824
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2011, Atlantic Coast Financial Corporation (the “Company”) announced that Robert J. Larison, Jr., the Chief Operating Officer of the Company and the President and Chief Operating Officer of Atlantic Coast Bank (the “Bank”) is retiring from both of his positions with the Company and the Bank.  In addition, he will also be retiring as a member of the Boards of Directors of both the Company and the Bank.  Mr. Larison’s retirement will be effective on February 29, 2012.

Effective September 14, 2011, and subject to regulatory approval, Mr. Larison entered into an agreement with the Company and the Bank, whereby Mr. Larison will retire as an employee and resign as a director from the Company and the Bank on February 29, 2012.  Until February 29, 2012, Mr. Larison will serve as Vice Chairman of the Bank.  Effective September 14, 2011 and subject to regulatory approval, Mr. Larison’s Non-Compete and Non-Solicitation Agreement dated December 11, 2009 will terminate.  Mr. Larison’s Sixth Amended and Restated Supplemental Retirement Agreement (“SERP”) will remain in effect through February 29, 2012 and thereafter, such vested benefits under that SERP will begin to be paid to Mr. Larison on or about February 29, 2012.  Mr. Larison’s Amended and Restated Split Dollar Life Insurance Agreement (“Split Dollar Agreement”) which was signed on November 8, 2006 will be terminated on February 29, 2012, and Mr. Larison shall be paid a cash lump sum of approximately $110,000 which represents the estimated liability for the Split Dollar Agreement as of February 29, 2012.  In addition, Mr. Larison will receive a cash lump sum not to exceed $17,000 which represents accrued leave time.  Mr. Larison also executed a release of all claims against the Company and the Bank through September 14, 2011.  Furthermore, to provide transitional advice to management of the Company and the Bank, and in exchange for Mr. Larison’s execution of a release of all claims against the Company and the Bank with respect to any claims that may accrue from September 14, 2011 through February 29, 2012, the Bank has, subject to regulatory approval, agreed to enter into a consulting agreement with Mr. Larison that begins on February 29, 2012 and ends on February 28, 2013, at an annual compensation of $250,000, paid monthly.  Finally, the Bank agreed to reimburse Mr. Larison for legal fees incurred in negotiating the above retirement arrangements, in an amount not to exceed $20,000.

Item 9.01                      Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired. Not Applicable.
(b)	Pro forma financial information. Not Applicable.
(c )	Shell Company Transactions. Not Applicable
(d)	The following Exhibits are attached as part of this report:

10.1 Agreement relating to Retirement Terms between Robert J. Larison, Jr. and Atlantic Coast Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FINANCIAL CORPORATION

Date: September 16, 2011	By: /s/ G. Thomas Frankland
G. Thomas Frankland
President and Chief Executive Officer
(Duly Authorized Representative)